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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          FORM 8-A/A AMENDMENT #1

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                           U.S. Home Corporation
           (Exact name of registrant as specified in its charter)



                  Delaware                             21-0718930
          (State or other jurisdiction                (IRS Employer
               of incorporation)                    Identification No.)

                 1800 West Loop South, Houston, Texas 77027
            (Address of principal executive offices) (Zip Code)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(l), please check the following box. /_/

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. /_/

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered

     Preferred Stock Purchase Rights               New York Stock Exchange



         Securities to be registered pursuant to Section 12(g) of the Act:

                                    None
                              (Title of Class)


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Item 2. Exhibits.


         The Exhibits to the Registration on Form 8-A pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, of U.S. Home Corporation, filed on November 12, 1996, is hereby amended to provide in their entirety as follows:

1 Rights Agreement, dated as of November 7, 1996, between U.S. Home Corporation and First Chicago Trust Company of New York, and exhibits thereto, including as Exhibit A the Certificate of Designation, Preferences and Rights, as Exhibit B the Form of Rights Certificate and as Exhibit C the Form of Summary of Rights to Purchase Preferred Stock.




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                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

                                  U.S. HOME CORPORATION



Dated:  November 15, 1996         /s/ Chester P. Sadowski
                                  -----------------------
                                  Name:   Chester P. Sadowski
                                  Title:  Vice President-Controller and
                                          Chief Accounting Officer







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                               EXHIBIT INDEX

                                                                 Sequential
Exhibit                                                           Page No .
-------                                                          ----------

1               Rights  Agreement,  dated as of  November  7,
                1996, between U.S. Home Corporation and First
                Chicago  Trust  Company  of  New  York,   and
                exhibits thereto,  including as Exhibit A the
                Certificate of Designations,  Preferences and
                Rights,  as  Exhibit  B the  Form  of  Rights
                Certificate  and as  Exhibit  C the  Form  of
                Summary of Rights to Purchase Preferred Stock          5